GGP REPORTS SECOND QUARTER 2016 RESULTS AND
RAISES DIVIDEND 11%

Chicago, Illinois, August 1, 2016 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and six months ended June 30, 2016.

Highlights

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased 4.0% and 4.6% from the prior year period for the three and six months ended June 30, 2016, respectively.

•
Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 6.5% and 13.3% from the prior year period for the three and six months ended June 30, 2016, respectively.

•	Same Store leased percentage was 96.1% at quarter end.

•	Initial rental rates for signed leases that have commenced in the trailing 12 months on a suite-to-suite basis increased 13.7% when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 2.8% on a trailing 12-month basis.[1]

•
In the second quarter, the Company sold its interest in an urban retail property and an office building; received proceeds of approximately $150 million and generated gains of approximately $58 million.

•	Subsequent to quarter end, the Company sold a 50% joint venture interest in a Class A mall for a gross valuation of approximately $2.5 billion; received proceeds of approximately $830 million.

•	Subsequent to quarter end, the Company sold two Class B malls; received proceeds of approximately $15 million.

•	The Company declared a third quarter common stock dividend, an increase of 11% over the prior year.

GAAP Operating Results
For the three months ended June 30, 2016, net income attributable to GGP was $186 million, or $0.19 per diluted share, as compared to $422 million, or $0.44 per diluted share, in the prior year period. For the six months ended June 30, 2016, net income attributable to GGP was $378 million, or $0.39 per diluted share, as compared to $1.1 billion, or $1.10 per diluted share, in the prior year period. Net income attributable to GGP in the prior year for the three and six months was impacted primarily by the gain related to the sale of a partial interest in a Class A mall.

Company Operating Results
For the three months ended June 30, 2016, Company Funds From Operations (“Company FFO”) was $340 million, or $0.35 per diluted share, as compared to $319 million, or $0.33 per diluted share, in the prior year period, an increase of 6.8%. For the six months ended June 30, 2016, Company FFO was $723 million, or $0.75 per diluted share, as compared to $628 million, or $0.65 per diluted share, in the prior year period, an increase of 15.4%.

1	Excludes Christiana Mall due to unusual changes in sales productivity.

Investment Activities
Dispositions
In the second quarter, the Company sold its 49.8% interest in One Stockton in San Francisco’s Union Square for approximately $50 million; received proceeds from repayment of a partner loan and equity of approximately $42 million and generated a gain of approximately $23 million over the two year hold period.

The Company sold an office building at Pioneer Place in Portland, Oregon for approximately $122 million; received proceeds of approximately $116 million and generated a gain of approximately $35 million.

Subsequent to quarter end, the Company sold a 50% interest in Fashion Show in Las Vegas, Nevada for approximately $1.25 billion; received proceeds of approximately $830 million.

Subsequent to quarter end, the Company sold its interests in Newgate Mall in Salt Lake City, Utah, and Rogue Valley in Portland, Oregon for approximately $131 million; received proceeds of approximately $15 million.

Acquisitions
The Company acquired a 50% interest in 218 W 57th Street in New York City for approximately $41 million.

Development
The Company’s development and redevelopment activities total $1.1 billion, of which approximately $0.5 billion is under construction and $0.6 billion is in the pipeline.

Financing Activities
Subsequent to quarter end, the Company repaid the mortgage loan on the Mall of Louisiana with debt of approximately $202 million and an interest rate of 5.8%. In the third quarter, the Company expects to repay the mortgage loan on Apache Mall with debt of approximately $93 million and an interest rate of 4.3%.

Subsequent to quarter end, the Company repaid $90 million that was outstanding on the credit facility.

Dividends
On August 1, 2016, the Company’s Board of Directors declared a third quarter common stock dividend of $0.20 per share payable on October 31, 2016, to stockholders of record on October 14, 2016. This represents an increase of $0.02 per share or 11% growth over the dividend declared for the third quarter of 2015.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on October 3, 2016, to stockholders of record on September 15, 2016.

Guidance
The Company revised its Company FFO guidance for the year ending December 31, 2016, which includes an increase of $0.01 related to operations and $0.02 dilution from the transactions noted above.

Earnings Guidance	For the year ending December 31, 2016	For the three months ending September 30, 2016

Net income attributable to GGP	$0.70 - $0.74	$0.10 - $0.12
Preferred stock dividends	(0.02)	-
Net income attributable to common stockholders	$0.68 - $0.72	$0.10 - $0.12
Gain from change in control of investment properties and other, provision for impairment and redeemable noncontrolling interests	(0.12)	—
Depreciation, including share of JVs	0.92	0.23
NAREIT FFO	$1.48 - $1.52	$0.33 - $0.35
Adjustments[1]	0.03	0.01
Company FFO per diluted share	$1.51 - $1.55	$0.34 - $0.36

1. Includes impact of straight-line rent, above/below market rent, loss on foreign currency and the related provision for income taxes, and other items. For discussion on the purpose and use of these adjustments please see the Non-GAAP Supplemental Financial Measures and Definitions section on page ER7.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Company Same Store NOI and Operating Income growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Tuesday, August 2, 2016, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 25606603.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

General Growth Properties, Inc.
General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.
Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.
The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts shown in the column labeled "Consolidated" reflect the amounts contained in the Company's consolidated financial statements as filed with the SEC in the schedules of this release and the supplemental. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual property. This provides visibility into our share of the operations of the joint ventures. A similar procedure was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets attributable to noncontrolling interests.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.
The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.

We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of acquisitions of new properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.
EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.

Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

GAAP FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	June 30, 2016	December 31, 2015

Assets:
Investment in real estate:
Land	$3,554,471	$3,596,354
Buildings and equipment	16,228,837	16,379,789
Less accumulated depreciation	(2,605,947)	(2,452,127)
Construction in progress	311,757	308,903
Net property and equipment	17,489,118	17,832,919
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,609,486	3,506,040
Net investment in real estate	21,098,604	21,338,959
Cash and cash equivalents	226,283	356,895
Accounts and notes receivable, net	969,924	949,556
Deferred expenses, net	214,182	214,578
Prepaid expenses and other assets	952,535	997,334
Assets held for disposition	131,956	216,233
Total assets	$23,593,484	$24,073,555
Liabilities:
Mortgages, notes and loans payable	13,714,730	14,216,160
Investment in Unconsolidated Real Estate Affiliates	39,160	38,488
Accounts payable and accrued expenses	682,925	784,493
Dividend payable	175,560	172,070
Deferred tax liabilities	1,642	1,289
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	114,544	58,934
Total liabilities	14,934,761	15,477,634
Redeemable noncontrolling interests:
Preferred	168,083	157,903
Common	142,167	129,724
Total redeemable noncontrolling interests	310,250	287,627
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,036,796	8,028,001
Noncontrolling interests in consolidated real estate affiliates	20,448	24,712
Noncontrolling interests related to Long-Term Incentive Plan Common Units	22,187	13,539
Total equity	8,348,473	8,308,294
Total liabilities, redeemable noncontrolling interests and equity	$23,593,484	$24,073,555

GAAP FINANCIAL STATEMENTS

Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues:
Minimum rents	$363,412	$361,556	$734,544	$735,669
Tenant recoveries	169,763	168,043	342,211	345,525
Overage rents	4,375	3,485	12,519	12,300
Management fees and other corporate revenues	18,917	26,731	52,659	45,817
Other	18,119	20,166	39,685	34,814
Total revenues	574,586	579,981	1,181,618	1,174,125
Expenses:
Real estate taxes	57,309	56,496	115,412	112,483
Property maintenance costs	11,955	12,903	29,438	32,784
Marketing	2,738	3,754	4,792	8,576
Other property operating costs	71,601	72,427	141,995	148,609
Provision for doubtful accounts	1,710	1,306	5,111	4,577
Provision for loan loss	—	—	36,069	—
Property management and other costs	38,282	40,369	69,027	83,162
General and administrative	14,650	12,322	28,076	24,769
Provisions for impairment	4,058	—	44,763	—
Depreciation and amortization	156,248	152,849	316,919	328,797
Total expenses	358,551	352,426	791,602	743,757
Operating income	216,035	227,555	390,016	430,368
Interest and dividend income	13,335	12,843	29,393	21,664
Interest expense	(148,366)	(142,747)	(296,043)	(315,398)
Gain (loss) on foreign currency	7,893	1,463	16,829	(21,448)
Gain from changes in control of investment properties and other	38,553	17,768	113,108	609,013
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	127,450	116,882	253,303	724,199
Benefit from (provision for) income taxes	2,242	(74)	(679)	11,085
Equity in income of Unconsolidated Real Estate Affiliates	34,618	13,278	92,108	24,530
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	25,591	297,767	40,506	309,787
Net income	189,901	427,853	385,238	1,069,601
Allocation to noncontrolling interests	(3,956)	(5,913)	(7,513)	(12,932)
Net income attributable to GGP	185,945	421,940	377,725	1,056,669
Preferred stock dividends	(3,983)	(3,984)	(7,967)	(7,968)
Net income attributable to common stockholders	$181,962	$417,956	$369,758	$1,048,701

Basic Earnings Per Share:	$0.21	$0.47	$0.42	$1.18
Diluted Earnings Per Share:	$0.19	$0.44	$0.39	$1.10

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Reconciliation of Company Same Store NOI to GAAP Operating Income
Company Same Store NOI	$555,335	$533,899	$1,110,591	$1,061,949
Company Non-Same Store NOI	21,800	7,348	73,592	12,588
Company NOI	$577,135	$541,247	$1,184,183	$1,074,537
Adjustments for minimum rents, real estate taxes and other property operating costs	(5,529)	(6,151)	(11,100)	(26,154)
Proportionate NOI	571,606	535,096	1,173,083	1,048,383
Unconsolidated Properties	(166,625)	(141,320)	(354,237)	(261,795)
NOI of Sold Interests	1,957	8,089	6,021	25,780
Noncontrolling interest in NOI Consolidated Properties	3,417	4,490	7,344	8,901
Consolidated Properties	410,355	406,355	832,211	821,269
Management fees and other corporate revenues	18,917	26,731	52,659	45,817
Property management and other costs	(38,282)	(40,369)	(69,027)	(83,162)
General and administrative	(14,649)	(12,322)	(28,076)	(24,769)
Provisions for impairment	(4,058)	—	(44,763)	—
Provision for loan loss	—	—	(36,069)	—
Depreciation and amortization	(156,248)	(152,849)	(316,919)	(328,797)
Gain on sales of investment properties	—	9	—	10
Operating income	$216,035	$227,555	$390,016	$430,368

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$534,434	$501,620	$1,122,575	$991,053
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative	(5,529)	(6,151)	(11,100)	(26,154)
Proportionate EBITDA	528,905	495,469	1,111,475	964,899
Unconsolidated Properties	(157,689)	(127,364)	(336,543)	(239,737)
EBITDA of Sold Interests	1,837	7,970	5,771	25,445
Noncontrolling interest in EBITDA of Consolidated Properties	3,288	4,320	7,064	8,548
Consolidated Properties	376,341	380,395	787,767	759,155
Depreciation and amortization	(156,248)	(152,849)	(316,919)	(328,797)
Interest income	13,335	12,843	29,393	21,664
Interest expense	(148,366)	(142,747)	(296,043)	(315,398)
Gain (loss) on foreign currency	7,893	1,463	16,829	(21,448)
Benefit from (provision for) income taxes	2,242	(74)	(679)	11,085
Provision for impairment excluded from FFO	(4,058)	—	(44,763)	—
Provision for loan loss	—	—	(36,069)	—
Equity in income of Unconsolidated Real Estate Affiliates	34,618	13,278	92,108	24,530
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	25,591	297,767	40,506	309,787
Gains from changes in control of investment properties and other	38,553	17,768	113,108	609,013
Gain on sales of investment properties	—	9	—	10
Allocation to noncontrolling interests	(3,956)	(5,913)	(7,513)	(12,932)
Net income attributable to GGP	$185,945	$421,940	$377,725	$1,056,669

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$340,050	$318,551	$722,853	$627,886
Adjustments for minimum rents, property operating expenses, property management and other costs, market rate adjustments, loan loss provision, income taxes, and FFO from sold interests	2,188	(4,195)	(17,305)	(53,871)
Proportionate FFO	342,238	314,356	705,548	574,015
Depreciation and amortization of capitalized real estate costs	(220,172)	(210,694)	(445,040)	(440,563)
Gain from changes in control of investment properties and other	38,553	17,768	113,108	609,013
Preferred stock dividends	3,983	3,984	7,967	7,968
Gain (loss) on sales of investment properties	—	8	(1)	9
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	25,591	297,767	40,506	309,787
Noncontrolling interests in depreciation of Consolidated Properties	1,168	1,921	3,283	3,956
Provision for impairment excluded from FFO	(4,058)	—	(44,763)	—
Redeemable noncontrolling interests	(1,358)	(3,170)	(2,883)	(7,516)
Net income attributable to GGP	$185,945	$421,940	$377,725	$1,056,669

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in NOI of Unconsolidated Properties:
NOI	$166,625	$141,320	$354,237	$261,795
Net property management fees and costs	(8,417)	(7,825)	(17,082)	(15,412)
General and administrative	(519)	(6,131)	(612)	(6,646)
EBITDA	157,689	127,364	336,543	239,737
Net interest expense	(54,954)	(53,293)	(108,938)	(97,721)
Provision for income taxes	(96)	(61)	(179)	(163)
FFO of Unconsolidated Properties	102,639	74,010	227,426	141,853
Depreciation and amortization of capitalized real estate costs	(68,036)	(60,746)	(135,345)	(117,351)
Other, including gain on sales of investment properties	15	14	27	28
Equity in income of Unconsolidated Real Estate Affiliates	$34,618	$13,278	$92,108	$24,530

Reconciliation of Company FFO per diluted share to Net Income Attributable to GGP per diluted share
Company FFO per diluted share	$0.35	$0.33	$0.75	$0.65
Adjustments for straight-line rent, above/below market rent, loss on foreign currency and the related provision for income taxes, and other non-comparable items	0.01	—	(0.01)	(0.05)
FFO per diluted share	0.36	0.33	0.74	0.60
Depreciation, gain from change in control of investment properties and other, provision for impairment, and redeemable noncontrolling interests	(0.17)	0.11	(0.35)	0.49
Net income attributable to common stockholders per diluted share	0.19	0.44	0.39	1.09
Preferred stock dividends	—	—	—	0.01
Net Income Attributable to GGP per diluted share	$0.19	$0.44	$0.39	$1.10